EXHIBIT 10.12

                       AMENDMENT TO SUBSCRIPTION AGREEMENT


THIS AMENDMENT dated as of February 2nd, 2005 of the subscription agreement made between, EUGENE SCIENCE (the "Company") and TELOS LLC (the "Investor")

WHEREAS as of the effective date, both parties mutually agree to amend the closing date of January 19th, 2005 to February 7th, 2005 for the purchasing of 2,500,000 shares of common stocks in Eugene Science. All other points and terms will remain as stated in the original subscription agreement.

IN WITNESS WHEREOF the Assignor has executed this Assignment as of the date first written above.


/s/ Tony Kim                                  /s/ S.K. Noh
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Tony Kim                                      S.K. Noh
Telos LLC                                     Eugene Science, Inc.